Exhibit 99.1

NEW RESIDENTIAL INVESTMENT CORP. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2019 RESULTS

NEW YORK - (BUSINESS WIRE) – New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) today reported the following information for the fourth quarter and full year ended December 31, 2019:

FOURTH QUARTER 2019 FINANCIAL HIGHLIGHTS:

•	GAAP Net Income of $211.8 million, or $0.51 per diluted common share(1)
•	Core Earnings of $255.4 million, or $0.61 per diluted common share(1)(2)
•	Common Dividend of $207.8 million, or $0.50 per common share(1)
•	Book Value per common share of $16.21(1)

FULL YEAR 2019 FINANCIAL HIGHLIGHTS

•	GAAP Net Income of $550.0 million, or $1.34 per diluted common share(1)
•	Core Earnings of $886.8 million, or $2.17 per diluted common share(1)(2)
•	Common Dividend of $807.8 million, or $2.00 per common share(1)

	4Q 2019	3Q 2019	Year Ended December 31, 2019	Year Ended December 31, 2018
Summary Operating Results:
GAAP Net Income per Diluted Common Share(1)	$0.51	$0.54	$1.34	$2.81
GAAP Net Income	$211.8 million	$224.6 million	$550.0 million	$964.0 million

Non-GAAP Results:
Core Earnings per Diluted Common Share(1)	$0.61	$0.50	$2.17	$2.38
Core Earnings(2)	$255.4 million	$207.3 million	$886.8 million	$815.2 million

NRZ Common Dividend:
Common Dividend per Share(1)	$0.50	$0.50	$2.00	$2.00
Common Dividend	$207.8 million	$207.8 million	$807.8 million	$692.7 million

“New Residential’s full mortgage platform delivered strong results in 2019,” said Michael Nierenberg, Chairman, Chief Executive Officer and President of New Residential. “Throughout the year, as we faced a volatile rate environment, we were focused on strategically growing our mortgage platform and delivering stable returns for shareholders. Our performance during the year, including delivering total economic return of 12% and total shareholder return of 27%, reflects our success at executing around our strategy.(3) Specifically, our performance demonstrated the benefits of a diversified and balanced portfolio with differentiated revenue streams. As we progress through 2020, we are excited about our positioning and continue to be focused on executing on our key business initiatives.”

FOURTH QUARTER INVESTMENT PORTFOLIO HIGHLIGHTS:
•	Origination
o	Segment pre-tax net income of $86.2 million, up 138% QoQ
o	Origination production grew to $10.6 billion in unpaid principal balance (“UPB”), up 85% QoQ and 412% YoY

•	Servicing
o	Segment pre-tax net income of $27.3 million, up 26% QoQ
o	The servicing portfolio grew to $219.4 billion in UPB, up 19% QoQ and 101% YoY

•	Mortgage Servicing Rights (“MSRs”)
◾	MSR portfolio totaled approximately $630 billion UPB as of December 31, 2019, compared to $593 billion UPB as of September 30, 2019(4)
◾	Settled on $73 billion UPB of MSRs for $668 million of equity from nine different counterparties

•	Non-Agency Securities and Call Rights
◾	Sold $286 million of Non-Agency securities that were not accretive to our call strategy and acquired $894 million of Non-Agency securities
◾	Successfully executed on our call rights strategy, calling 43 deals with collateral of $1.2 billion UPB(5)
◾	Completed two securitizations of loans acquired through exercise of call rights with $1.3 billion UPB of collateral

•	Residential Loans
◾	Acquired $2.7 billion UPB of loans (including $979 million UPB reperforming loans (“RPLs”), $495 million UPB Non-Qualified Mortgage (“QM”) and $1.2 billion UPB collapse)
◾	Completed one Non-QM securitization with $305 million UPB of collateral and one RPL securitization with $1.7 billion UPB of collateral

•	Post Q4’19 Activity(6)
◾	Priced a RPL securitization with $1.2 billion UPB of collateral(7)
◾	Completed two securitizations with total collateral of $823 million UPB (one Non-QM and one securitization of loans acquired through exercise of call rights)
◾	Preliminarily agreed to acquire ~$40 billion UPB of MSRs that are expected to settle in Q1’20

(1)
Per common share calculations of GAAP Net Income and Core Earnings are based on 408,990,107 average diluted shares during the full year ended December 31, 2019; 343,137,361 average diluted shares during the full year ended December 31, 2018; 415,673,185 weighted average diluted shares during the quarter ended December 31, 2019; and 415,588,238 weighted average diluted shares during the quarter ended September 30, 2019. Per share calculations of Common Dividend are based on 415,520,780 basic shares outstanding as of December 31, 2019 and September 30, 2019; 415,429,677 basic shares outstanding as of June 30, 2019; 369,104,429 basic shares outstanding as of March 31, 2019; 369,104,429 basic shares outstanding as of December 31, 2018; 340,354,429 basic shares outstanding as of September 30, 2018; 339,862,769 basic shares outstanding as of June 30, 2018; and 336,135,391 basic shares outstanding as of March 31, 2018. Per common share calculations for Book Value are based on 415,520,780 basic common shares outstanding as of December 31, 2019.

(2)
Core Earnings is a non-GAAP measure. For a reconciliation of Core Earnings to GAAP Net Income, as well as an explanation of this measure, please refer to Non-GAAP Measures and Reconciliation to GAAP Net Income below.

(3)
FY ‘19 Economic Return represents NRZ book value change from December 31, 2018 through December 31, 2019 plus common dividends declared during that time ($2.00) divided by NRZ book value per common share as of December 31, 2018. FY’19 Total Shareholder Return represents NRZ common share price appreciation from December 31, 2018 through December 31, 2019 plus common dividends declared during that time ($2.00) divided by NRZ common share price as of December 31, 2018.

(4)	Includes Excess and Full MSRs.
(5)
Call rights UPB estimated as of December 31, 2019. The UPB of the loans relating to our call rights may be materially lower than the estimates in this press release, and there can be no assurance that we will be able to execute on this pipeline of callable deals in the near term, on the timeline presented above, or at all, or that callable deals will be economically favorable. The economic returns from this strategy could be adversely affected by a rise in interest rates and are contingent on the level of delinquencies and outstanding advances in each transaction, fair market value of the related collateral and other economic factors and market conditions. We may become subject to claims and legal proceedings, including purported class-actions, in the ordinary course of our business, challenging our right to exercise these call rights and, as a result, we may not be able to exercise such rights on favorable terms at all. Call rights are usually exercisable when current loan balances in a related portfolio are equal to, or lower than, 10% of their original balance.

(6)	Represents activity from January 1, 2020 through February 5, 2020. Based on management’s current views and estimates, and actual results may vary materially.
(7)	New Residential Mortgage Loan Trust 2020-RPL1 is expected to settle on February 7, 2020.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investor Relations section of the Company’s website, www.newresi.com.  For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, www.newresi.com.

EARNINGS CONFERENCE CALL
New Residential’s management will host a conference call on Thursday, February 6, 2020 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-281-456-4044 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential Fourth Quarter & Full Year 2019 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, February 20, 2020 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “3679502.”

Consolidated Statements of Income
($ in thousands, except share and per share data)

	Quarter Ended		Year Ended December 31,
	December 31, 2019	September 30, 2019	2019	2018
	(unaudited)	(unaudited)	(unaudited)

Interest income	$463,089	$448,127	$1,766,130	$1,664,223
Interest expense	247,013	245,902	933,751	606,433
Net Interest Income	216,076	202,225	832,379	1,057,790

Impairment
Other-than-temporary impairment (OTTI) on securities	3,232	5,567	25,174	30,017
Valuation and loss provision (reversal) on loans and real estate owned (REO)	2,361	(10,690)	10,403	60,624
	5,593	(5,123)	35,577	90,641

Net interest income after impairment	210,483	207,348	796,802	967,149

Servicing revenue, net of change in fair value of $(93,036), $(228,405), $(712,950) and $(191,245), respectively	251,793	53,050	385,159	528,595
Gain on originated mortgage loans, held-for-sale, net	180,520	126,747	475,455	96,145
Other Income
Change in fair value of investments in excess mortgage servicing rights	(9,084)	2,407	(10,505)	(58,656)
Change in fair value of investments in excess mortgage servicing rights, equity method investees	2,713	4,751	6,800	8,357
Change in fair value of investments in mortgage servicing rights financing receivables	(55,823)	(41,410)	(189,023)	31,550
Change in fair value of servicer advance investments	(5,644)	6,641	10,288	(89,332)
Change in fair value of investments in residential mortgage loans	(146,006)	(6,513)	(70,914)	69,820
Change in fair value of derivative investments	(31,107)	41,389	(56,143)	(108,234)
Gain (loss) on settlement of investments, net	131,073	133,141	225,687	95,085
Earnings from investments in consumer loans, equity method investees	(548)	(2,547)	(1,438)	10,803
Other income (loss), net	60,600	(35,219)	44,149	(10,778)
	(53,826)	102,640	(41,099)	(51,385)

Operating Expenses
General and administrative expenses	186,676	133,513	538,035	231,579
Management fee to affiliate	21,211	20,678	79,472	62,594
Incentive compensation to affiliate	42,627	36,307	91,892	94,900
Loan servicing expense	5,570	7,192	31,737	43,547
Subservicing expense	79,719	52,875	227,482	176,784
	335,803	250,565	968,618	609,404

Income Before Income Taxes	253,167	239,220	647,699	931,100
Income tax (benefit) expense	22,786	(5,440)	41,766	(73,431)
Net Income	$230,381	$244,660	$605,933	$1,004,531
Noncontrolling Interests in Income of Consolidated Subsidiaries	$10,658	$14,738	$42,637	$40,564
Dividends on Preferred Stock	$7,943	$5,338	$13,281	$-
Net Income Attributable to Common Stockholders	$211,780	$224,584	$550,015	$963,967

Net Income Per Share of Common Stock
Basic	$0.51	$0.54	$1.35	$2.82
Diluted	$0.51	$0.54	$1.34	$2.81

Weighted Average Number of Shares of Common Stock Outstanding
Basic	415,520,780	415,520,780	408,789,642	341,268,923
Diluted	415,673,185	415,588,238	408,990,107	343,137,361

Dividends Declared per Share of Common Stock	$0.50	$0.50	$2.00	$2.00

Consolidated Balance Sheets
($ in thousands)

	December 31, 2019	December 31, 2018
Assets	(unaudited)
Investments in:
Excess mortgage servicing rights (“MSRs”), at fair value	$379,747	$447,860
Excess mortgage servicing rights, equity method investees, at fair value	125,596	147,964
Mortgage servicing rights, at fair value	3,967,960	2,884,100
Mortgage servicing rights financing receivables, at fair value	1,718,273	1,644,504
Servicer advance investments, at fair value	581,777	735,846
Real estate and other securities, available-for-sale	19,477,728	11,636,581
Residential mortgage loans, held-for-investment (includes $108,630 and $121,088 at fair value at December 31, 2019 and December 31, 2018, respectively)	549,893	735,329
Residential mortgage loans, held-for-sale	1,429,052	932,480
Residential mortgage loans, held-for-sale, at fair value	4,989,425	2,808,529
Consumer loans, held-for-investment	827,545	1,072,202
Cash and cash equivalents	528,737	251,058
Restricted cash	162,197	164,020
Servicer advances receivable	3,301,374	3,277,796
Trades receivable	5,256,014	3,925,198
Deferred tax asset, net	8,669	65,832
Other assets (includes $172,336 and $121,602 in residential mortgage loans subject to repurchase at December 31, 2019 and December 31, 2018, respectively)	1,573,056	961,714
	$44,877,043	$31,691,013

Liabilities and Equity

Liabilities
Repurchase agreements	$27,916,225	$15,553,969
Notes and bonds payable (includes $659,715 and $117,048 at fair value at December 31, 2019 and December 31, 2018, respectively)	7,720,148	7,102,266
Trades payable	902,081	2,048,348
Due to affiliates	103,882	101,471
Dividends payable	211,732	184,552
Accrued expenses and other liabilities (includes $172,336 and $121,602 in residential mortgage loans repurchase liabilities at December 31, 2019 and December 31, 2018, respectively)	786,715	612,112
	37,640,783	25,602,718

Commitments and Contingencies

Equity
Preferred Stock, par value of $0.01 per share, 23,000,000 shares authorized:
7.50% Series A Preferred Stock, $0.01 par value, 11,500,000 shares authorized, 6,210,000 and 0 issued and outstanding at December 31, 2019 and December 31, 2018, respectively	150,026	-
7.125% Series B Preferred Stock, $0.01 par value, 11,500,000 shares authorized, 11,300,000 and 0 issued and outstanding at December 31, 2019 and December 31, 2018, respectively	273,418	-
Common Stock, $0.01 par value, 2,000,000,000 shares authorized, 415,520,780 and 369,104,429 issued and outstanding at December 31, 2019 and December 31, 2018, respectively	4,156	3,692
Additional paid-in capital	5,498,226	4,746,242
Retained earnings	549,733	830,713
Accumulated other comprehensive income (loss)	682,151	417,023
Total New Residential stockholders’ equity	7,157,710	5,997,670
Noncontrolling interests in equity of consolidated subsidiaries	78,550	90,625
Total Equity	7,236,260	6,088,295
	$44,877,043	$31,691,013

NON-GAAP MEASURES AND RECONCILIATION TO GAAP NET INCOME

New Residential has five primary variables that impact its operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes, (iv) the Company’s realized and unrealized gains or losses, including any impairment, on the Company’s investments, and (v) income from its origination and servicing businesses. “Core earnings” is a non-GAAP measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Core earnings is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s manager; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.

The Company’s definition of core earnings includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. In addition, the Company’s definition of core earnings excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. The Company’s definition of core earnings also limits accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised.

The Company’s investments in consumer loans are accounted for under Accounting Standards Codification (“ASC”) No. 310-20 and ASC No. 310-30, including certain non-performing consumer loans with revolving privileges that are explicitly excluded from being accounted for under ASC No. 310-30. Under ASC No. 310-20, the recognition of expected losses on these non-performing consumer loans is delayed in comparison to the level yield methodology under ASC No. 310-30, which recognizes income based on an expected cash flow model reflecting an investment’s lifetime expected losses. The purpose of the core earnings adjustment to adjust consumer loans to a level yield is to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, avoid potential delays in loss recognition, and align it with the Company’s overall portfolio of mortgage-related assets which generally record income on a level yield basis. With respect to consumer loans classified as held-for-sale, the level yield is computed through the expected sale date. With respect to the gains recorded under GAAP in 2014 and 2016 as a result of a refinancing of the debt related to the Company’s investments in consumer loans, and the consolidation of entities that own the Company’s investments in consumer loans, respectively, the Company continues to record a level yield on those assets based on their original purchase price.

While incentive compensation paid to the Company’s manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, the Company notes that, as an example, in a given period, it may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

Since the third quarter of 2018, as a result of its acquisition of Shellpoint Partners LLC (“Shellpoint”), the Company, through its wholly owned subsidiary, NewRez (formerly New Penn Financial), originates conventional, government-insured and nonconforming residential mortgage loans for sale and securitization. In connection with the transfer of loans to the GSEs or mortgage investors, the Company reports realized gains or losses on the sale of originated residential mortgage loans and retention of mortgage servicing rights, which the Company believes is an indicator of performance for the Servicing and Origination segments and therefore included in core earnings. Realized gains or losses on the sale of originated residential mortgage loans had no impact on core earnings in any prior period, but may impact core earnings in future periods.

Beginning with the third quarter of 2019, as a result of the continued evaluation of how Shellpoint operates its business and its impact on the Company’s operating performance, core earnings includes Shellpoint’s GAAP net income with the exception of the unrealized gains or losses due to changes in valuation inputs and assumptions on MSRs owned by NewRez, and non-capitalized transaction-related expenses. This change was not material to core earnings for the quarter ended September 30, 2019.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same measure that management uses to operate the business. Management also utilizes core earnings as a measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on core earnings as an indicator of the results of such decisions. Core earnings excludes certain recurring items, such as gains and losses (including impairment as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, core earnings is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The primary differences between core earnings and the measure the Company uses to calculate incentive compensation relate to (i) realized gains and losses (including impairments), (ii) non-capitalized transaction-related expenses and (iii) deferred taxes (other than those related to unrealized gains and losses). Each are excluded from core earnings and included in the Company’s incentive compensation measure (either immediately or through amortization). In addition, the Company’s incentive compensation measure does not include accretion on held-for-sale loans and the timing of recognition of income from consumer loans is different. Unlike core earnings, the Company’s incentive compensation measure is intended to reflect all realized results of operations. The Gain on Remeasurement of Consumer Loans Investment was treated as an unrealized gain for the purposes of calculating incentive compensation and was therefore excluded from such calculation.

Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with U.S. GAAP, and the Company’s calculation of this measure may not be comparable to similarly entitled measures reported by other companies. Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure (in thousands):

	Three Months Ended		Year Ended December 31,
	December 31, 2019	September 30, 2019	2019	2018
Net income attributable to common stockholders	$211,780	$224,584	$550,015	$963,967
Adjustments for Non-Core Earnings:
Impairment	5,360	(5,123)	35,344	90,641
Change in fair value of investments in mortgage servicing rights	(100,344)	45,541	171,915	(244,624)
Change in fair value of servicer advance investments	5,644	(6,641)	(10,288)	89,332
Change in fair value of investments in residential mortgage loans	145,308	7,290	43,009	(74,162)
Change in fair value of derivative instruments	31,113	(41,910)	49,699	113,558
(Gain) loss on settlement of investments, net	(112,584)	(114,325)	(158,640)	(96,319)
Other (income) loss	(44,487)	35,271	(27,985)	11,425
Other Income and Impairment attributable to non-controlling interests	(4,495)	(994)	(13,548)	(22,247)
Non-capitalized transaction-related expenses	31,984	8,155	56,289	21,946
Incentive compensation to affiliate	42,627	36,307	91,892	94,900
Preferred stock management fee to affiliate	1,588	1,055	2,642	-
Deferred taxes	20,127	(6,652)	38,207	(80,054)
Interest income on residential mortgage loans, held-for sale	15,648	18,852	60,689	13,374
Limit on RMBS discount accretion related to called deals	-	(34)	(19,590)	(58,581)
Adjust consumer loans to level yield	355	1,922	5,239	(21,181)
Core earnings of equity method investees:
Excess mortgage servicing rights	5,803	3,987	11,905	13,183
Core Earnings	$255,427	$207,286	$886,794	$815,158

Net Income Per Diluted Share	$0.51	$0.54	$1.34	$2.81
Core Earnings Per Diluted Share	$0.61	$0.50	$2.17	$2.38

Weighted Average Number of Shares of Common Stock Outstanding, Diluted	415,673,185	415,588,238	408,990,107	343,137,361

NET INCOME BY SEGMENT

	Servicing and Originations			Residential Securities and Loans
	Origination	Servicing	MSRs & Servicer Advances	Residential Securities & Call Rights	Residential Loans	Corporate & Other	Total
Quarter Ended December 31, 2019
Interest income	$17,321	$8,665	$151,755	$186,250	$61,765	$37,333	$463,089
Interest expense	16,895	306	61,694	122,617	38,461	7,040	247,013
Net interest income	426	8,359	90,061	63,633	23,304	30,293	216,076
Impairment	-	-	-	3,232	(4,050)	6,411	5,593
Servicing revenue, net	(390)	56,020	196,163	-	-	-	251,793
Gain on originated mortgage loans, held-for-sale, net	160,280	348	6,748	-	13,144	-	180,520
Other income (loss)	8,886	5,343	(11,876)	(10,748)	(42,859)	(2,572)	(53,826)
Operating expenses	82,953	42,790	117,374	(964)	21,456	72,194	335,803
Income (Loss) Before Income Taxes	86,249	27,280	163,722	50,617	(23,817)	(50,884)	253,167
Income tax expense (benefit)	24,286	8,150	29,819	-	(39,509)	40	22,786
Net Income (Loss)	$61,963	$19,130	$133,903	$50,617	$15,692	$(50,924)	$230,381
Noncontrolling interests in income (loss) of consolidated subsidiaries	1,824	-	(211)	-	-	9,045	10,658
Dividends on Preferred Stock	$-	$-	$-	$-	$-	$7,943	$7,943
Net income (loss) attributable to common stockholders	$60,139	$19,130	$134,114	$50,617	$15,692	$(67,912)	$211,780

	Servicing and Originations			Residential Securities and Loans
	Origination	Servicing	MSRs & Servicer Advances	Residential Securities & Call Rights	Residential Loans	Corporate & Other	Total
Quarter Ended September 30, 2019
Interest income	$10,873	$8,847	$129,727	$184,933	$73,416	$40,331	$448,127
Interest expense	10,359	264	61,399	123,023	43,364	7,493	245,902
Net interest income	514	8,583	68,328	61,910	30,052	32,838	202,225
Impairment	-	-	-	5,567	(16,553)	5,863	(5,123)
Servicing revenue, net	(548)	48,612	4,986	-	-	-	53,050
Gain on originated mortgage loans, held-for-sale, net	106,216	348	(1,428)	-	21,611	-	126,747
Other income (loss)	1	-	(43,143)	116,081	33,541	(3,840)	102,640
Operating expenses	69,941	35,815	62,344	1,839	14,006	66,620	250,565
Income (Loss) Before Income Taxes	36,242	21,728	(33,601)	170,585	87,751	(43,485)	239,220
Income tax expense (benefit)	9,081	5,292	(3,624)	-	(15,546)	(643)	(5,440)
Net Income (Loss)	$27,161	$16,436	$(29,977)	$170,585	$103,297	$(42,842)	$244,660
Noncontrolling interests in income (loss) of consolidated subsidiaries	2,457	-	1,684	-	-	10,597	14,738
Dividends on Preferred Stock	$-	$-	$-	$-	$-	$5,338	$5,338
Net income (loss) attributable to common stockholders	$24,704	$16,436	$(31,661)	$170,585	$103,297	$(58,777)	$224,584

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to our strategy, growth opportunities, ability to execute on key business initiatives, and the ability to close any deals that we have priced or for which we have entered into any preliminary agreements. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT NEW RESIDENTIAL
New Residential is a leading provider of capital and services to the mortgage and financial services industry with a proven track record of returns and performance. The Company’s mission is to generate attractive risk-adjusted returns in all interest rate environments through a portfolio of investments and operating businesses. With approximately $45 billion in assets as of December 31, 2019, New Residential has built a diversified, hard-to-replicate portfolio with high-quality investment strategies that have generated returns across different interest rate environments over time. New Residential’s portfolio is composed of mortgage servicing related assets (including investments in operating entities consisting of servicing, origination, and affiliated businesses), residential securities (and associated called rights) and loans, and consumer loans. New Residential’s investments in operating entities include its mortgage origination and servicing subsidiary, NewRez, and its special servicing division, Shellpoint Mortgage Servicing, as well as investments in affiliated businesses that provide services that are complementary to the origination and servicing businesses and other portfolios of mortgage related assets.  Since inception in 2013, New Residential has a proven track record of performance, growing and protecting the value of its assets while generating attractive risk-adjusted returns and delivering approximately $3.3 billion in dividends to shareholders. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. New Residential is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm, and headquartered in New York City.

Investor Relations
Kaitlyn Mauritz
212-479-3150
IR@NewResi.com